Exhibit 10.1

RELEASE

Welch, Carson, Anderson & Stowe IX, L.P
and the other purchasers listed on Schedule I attached hereto ("Purchasers")

Gentlemen:

LabOne, Inc., a Delaware corporation, for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt whereof is hereby acknowledged, hereby releases and forever discharges the Purchasers from their obligations under Section 6.02(f) of the Securities Purchase Agreement between the Purchasers and LabOne, Inc., dated as of August 31, 2001, this Release to be effective as of May 20, 2002.

LabOne, Inc.

By /s/ W. Thomas Grant W. Thomas Grant President and Chief Executive Officer

SCHEDULE I

WCAS MANAGEMENT CORPORATION

Patrick B. Welsh
Russel Carson
Bruce K. Anderson
Thomas E. McInerney
Robert A Minicucci
Lawrence B. Sorrel
Anthony J. De Nicola
Paul B. Queally
IRA FBO Jonathan M. Rather
D. Scott Mackesy
Sanjay Swani
John D. Clark
IRA FBO James R. Mathews
Sean Traynor
John Almeida
Eric J. Lee